As filed with the Securities and Exchange Commission on October 31, 2006
Registration No. 333-137588

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CVR ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(281) 207-7711
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

John J. Lipinski
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(281) 207-7711
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a copy to:
Stuart H. Gelfond
Michael A. Levitt
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
(212) 859-8000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum
Title of Each Class of	Aggregate Offering
Securities to be Registered	Price (1)(2)	Amount of Registration Fee (3)
Common Stock, $0.01 par value	$300,000,000	$32,100

(1)	Includes offering price of shares which the underwriters have the option to purchase.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file Exhibits 10.6, 10.13 and 10.14 to the registration statement as indicated in Item 16 and in the Exhibit Index of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15 or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II, the signature page to the registration statement, the Exhibit Index of the registration statement, and Exhibits 10.6, 10.13 and 10.14.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses to be paid by the Registrant in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the SEC registration fee, the NASD filing fee and the           listing fee.

SEC registration fee		$32,100.00
NASD filing fee		30,500.00
listing fee
Accounting fees and expenses
Legal fees and expenses
Printing and engraving expenses
Blue Sky qualification fees and expenses
Transfer agent and registrar fees and expenses
Miscellaneous expenses

Total	$

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s Bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding; and

•	the rights conferred in the Bylaws are not exclusive.

The Registrant may enter into Indemnity Agreements with each of its current directors and officers to give these directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in the Registrant’s Certificate of Incorporation and Bylaws and any Indemnity Agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

CVR Energy, Inc. and its subsidiaries are covered by liability insurance policies which indemnify their directors and officers against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

The underwriting agreement to be entered into among the company, the selling stockholder and the underwriters will contain indemnification and contribution provisions.

Item 15.	Recent Sales of Unregistered Securities.

We issued             shares of common stock to Coffeyville Acquisition LLC in September 2006. The issuance was exempt from registration in accordance with Section 4(2) of the Securities Act of 1933.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed herewith:

Number		Exhibit Title

1	.1*	Form of Underwriting Agreement.
3	.1*	Certificate of Incorporation of CVR Energy, Inc.
3	.2*	Bylaws of CVR Energy, Inc.
4	.1*	Specimen Common Stock Certificate.
5	.1*	Form of opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
10	.1*	Amended and Restated First Lien Credit and Guaranty Agreement, dated as of June 29, 2006, among Coffeyville Resources, LLC and the other parties thereto.
10	.2*	Second Lien Credit and Guaranty Agreement, dated as of June 24, 2005, as amended.
10	.3*	First Lien Pledge and Security Agreement, dated as of June 24, 2005 and amended as of July 8, 2005, among Coffeyville Resources, LLC, CL JV Holdings, LLC, Coffeyville Pipeline, Inc., Coffeyville Refining and Marketing, Inc., Coffeyville Nitrogen Fertilizers, Inc., Coffeyville Crude Transportation, Inc., Coffeyville Terminal, Inc., Coffeyville Resources Pipeline, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, Coffeyville Resources Crude Transportation, LLC and Coffeyville Resources Terminal, LLC, as grantors, and Credit Suisse, Cayman Islands Branch, as collateral agent.
10	.4*	Second Lien Pledge and Security Agreement, dated as of June 24, 2005 and amended as of July 8, 2005, among Coffeyville Resources, LLC, CL JV Holdings, LLC, Coffeyville Pipeline, Inc., Coffeyville Refining and Marketing, Inc., Coffeyville Nitrogen Fertilizers, Inc., Coffeyville Crude Transportation, Inc., Coffeyville Terminal, Inc., Coffeyville Resources Pipeline, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, Coffeyville Resources Crude Transportation, LLC and Coffeyville Resources Terminal, LLC, as grantors, and Wachovia Bank, National Association, as collateral agent.

Number		Exhibit Title

10	.5*	Swap agreements with J. Aron & Company, dated June 16, 2005.
10	.6†	Amended and Restated On-Site Product Supply Agreement dated as of June 1, 2005, between The BOC Group, Inc. and Coffeyville Resources Nitrogen Fertilizers, LLC.
10	.7*	Employment Agreement dated as of July 12, 2005, by and between Coffeyville Resources, LLC and John J. Lipinski.
10	.8*	Employment Agreement dated as of July 12, 2005, by and between Coffeyville Resources, LLC and Stanley A. Riemann.
10	.9*	Employment Agreement dated as of July 12, 2005, by and between Coffeyville Resources, LLC and Kevan A. Vick.
10	.10*	Employment Agreement dated as of July 12, 2005, by and between Coffeyville Resources, LLC and Wyatt E. Jernigan.
10	.11*	Employment Agreement dated as of July 12, 2005, by and between Coffeyville Resources, LLC and James T. Rens.
10	.12*	Separation and Consulting Agreement dated as of November 21, 2005, by and between Coffeyville Resources, LLC and Philip L. Rinaldi.
10	.13†	Crude Oil Supply Agreement, dated as of December 23, 2005, as amended, between J. Aron & Company and Coffeyville Resources Refining and Marketing, LLC.
10	.14†	Pipeline Construction, Operation and Transportation Commitment Agreement, dated February 11, 2004, as amended, between Plains Pipeline, L.P. and Coffeyville Resources Refining & Marketing, LLC.
10	.15*	Electric Services Agreement dated January 13, 2004, between Coffeyville Resources Nitrogen Fertilizers, LLC and the City of Coffeyville, Kansas.
21	.1*	List of Subsidiaries of CVR Energy, Inc.
23	.1**	Consent of KPMG LLP.
23	.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
24	.1**	Power of Attorney.

*	To be filed by amendment.

**	Previously filed.

†	Certain portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(b) None.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sugar Land, State of Texas, on this 31st day of October, 2006.

CVR ENERGY, INC.

By:	/s/ John J. Lipinski
John J. Lipinski
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ John J. Lipinski John J. Lipinski		Chief Executive Officer, President and Director (principal executive officer)	October 31, 2006

* James T. Rens		Chief Financial Officer (Principal Financial and Accounting Officer)	October 31, 2006

* Wesley Clark		Director	October 31, 2006

* Scott Lebovitz		Director	October 31, 2006

* George E. Matelich		Director	October 31, 2006

* Stanley de J. Osborne		Director	October 31, 2006

* Kenneth A. Pontarelli		Director	October 31, 2006

* By:	/s/ John J. Lipinski John J. Lipinski,As Attorney-in-Fact

EXHIBIT INDEX

Number		Exhibit Title

1	.1*	Form of Underwriting Agreement.
3	.1*	Certificate of Incorporation of CVR Energy, Inc.
3	.2*	Bylaws of CVR Energy, Inc.
4	.1*	Specimen Common Stock Certificate.
5	.1*	Form of opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
10	.1*	Amended and Restated First Lien Credit and Guaranty Agreement, dated as of June 29, 2006, among Coffeyville Resources, LLC and the other parties thereto.
10	.2*	Second Lien Credit and Guaranty Agreement, dated as of June 24, 2005, as amended.
10	.3*	First Lien Pledge and Security Agreement, dated as of June 24, 2005 and amended as of July 8, 2005, among Coffeyville Resources, LLC, CL JV Holdings, LLC, Coffeyville Pipeline, Inc., Coffeyville Refining and Marketing, Inc., Coffeyville Nitrogen Fertilizers, Inc., Coffeyville Crude Transportation, Inc., Coffeyville Terminal, Inc., Coffeyville Resources Pipeline, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, Coffeyville Resources Crude Transportation, LLC and Coffeyville Resources Terminal, LLC, as grantors, and Credit Suisse, Cayman Islands Branch, as collateral agent.
10	.4*	Second Lien Pledge and Security Agreement, dated as of June 24, 2005 and amended as of July 8, 2005, among Coffeyville Resources, LLC, CL JV Holdings, LLC, Coffeyville Pipeline, Inc., Coffeyville Refining and Marketing, Inc., Coffeyville Nitrogen Fertilizers, Inc., Coffeyville Crude Transportation, Inc., Coffeyville Terminal, Inc., Coffeyville Resources Pipeline, LLC, Coffeyville Resources Refining & Marketing, LLC, Coffeyville Resources Nitrogen Fertilizers, LLC, Coffeyville Resources Crude Transportation, LLC and Coffeyville Resources Terminal, LLC, as grantors, and Wachovia Bank, National Association, as collateral agent.
10	.5*	Swap agreements with J. Aron & Company, dated June 16, 2005.
10	.6†	Amended and Restated On-Site Product Supply Agreement dated as of June 1, 2005, between The BOC Group, Inc. and Coffeyville Resources Nitrogen Fertilizers, LLC.
10	.7*	Employment Agreement dated as of July 12, 2005, by and between Coffeyville Resources, LLC and John J. Lipinski.
10	.8*	Employment Agreement dated as of July 12, 2005, by and between Coffeyville Resources, LLC and Stanley A. Riemann.
10	.9*	Employment Agreement dated as of July 12, 2005, by and between Coffeyville Resources, LLC and Kevan A. Vick.
10	.10*	Employment Agreement dated as of July 12, 2005, by and between Coffeyville Resources, LLC and Wyatt E. Jernigan.
10	.11*	Employment Agreement dated as of July 12, 2005, by and between Coffeyville Resources, LLC and James T. Rens.
10	.12*	Separation and Consulting Agreement dated as of November 21, 2005, by and between Coffeyville Resources, LLC and Philip L. Rinaldi.
10	.13†	Crude Oil Supply Agreement, dated as of December 23, 2005, as amended, between J. Aron & Company and Coffeyville Resources Refining and Marketing, LLC.
10	.14†	Pipeline Construction, Operation and Transportation Commitment Agreement, dated February 11, 2004, as amended, between Plains Pipeline, L.P. and Coffeyville Resources Refining & Marketing, LLC.

Number		Exhibit Title

10	.15*	Electric Services Agreement dated January 13, 2004, between Coffeyville Resources Nitrogen Fertilizers, LLC and the City of Coffeyville, Kansas.
21	.1*	List of Subsidiaries of CVR Energy, Inc.
23	.1**	Consent of KPMG LLP.
23	.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
24	.1**	Power of Attorney.

*	To be filed by amendment.

**	Previously filed.

†	Certain portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.